Exhibit 99.1

Consolidated Water Reports Q1 2020 Results

Revenue up 22% to $20.7 million, Net Income from Continuing Operations Attributable to Stockholders Increased 13% to $2.9 million or $0.19 per Share

GEORGE TOWN, Cayman Islands, May 15, 2020 -- Consolidated Water Co. Ltd. (Nasdaq Global Select Market: CWCO), a leading developer and operator of advanced water supply and treatment plants, reported results for the first quarter ended March 31, 2020. Quarterly comparisons are to the year-ago quarter unless otherwise noted.

Q1 2020 Highlights

•	Revenue increased 22% to $20.7 million.

•	Gross profit up 21% to $8.4 million.

•	Net income from continuing operations attributable to stockholders increased 13% to $2.9 million or $0.19 per diluted share.

•	Cash and cash equivalents totaled $32.3 million as of March 31, 2020.

•	Paid $1.3 million in dividends.

•	Acquired remaining 49% interest in Aerex Industries, the company’s custom and specialty manufacturer of water treatment-related systems and products based in Ft. Pierce, Florida.

Management Commentary

“In Q1, we reported record quarterly revenue as a result of the addition of $3.0 million of revenue from PERC Water, our 51% owned subsidiary which we acquired in Q4 of 2019,” commented Consolidated Water CEO, Rick McTaggart. “Our retail segment and manufacturing segment also increased their revenue and gross profit from the first quarter of last year.

“Regional water management challenges are creating demand not only for potable water solutions, like desalination, but also for wastewater treatment and reuse projects. For states actively pursuing these projects, like California, Arizona, Texas and Florida, the anticipated demand for new wastewater treatment facilities and operations is actually several times higher than the corresponding category for potable water. In February, the U.S. Environmental Protection Agency issued its long-awaited National Reuse Action Plan in which it emphasizes the importance of water reuse for all industries.

“PERC supports our pursuit of these water reuse projects and other emerging opportunities, and has proven to be highly complementary and synergistic to our existing business and overall mission. PERC allows us to offer our customers a comprehensive solution for improving their water infrastructure, as well as provides a solid platform upon which we can expand our core business of designing, constructing and operating desalination plants in North America. PERC exemplifies the high-quality opportunities we are pursuing to drive continued growth and enhance shareholder value over the coming years.

“During the quarter, we acquired the remaining 49% interest in Aerex. Since our initial acquisition of 51% of Aerex in February 2016, we have strengthened Aerex’s capabilities and resources and expanded its product offerings. This has resulted in improved results, which we expect to enhance shareholder value over the coming years.

“While we continue to be concerned about the impact of the COVID-19 pandemic on the world economy and our business, we remain optimistic about the future. Over the near term, travel interruptions and resulting decline in tourism will likely adversely affect our retail water business on Grand Cayman.

“Our revenue from bulk water supply contracts with government entities is not as directly affected by a short-term decline in tourism but could be adversely impacted over the longer term by continued weakness in the economies of the Cayman Islands and The Bahamas. The COVID-19 pandemic has already drastically slowed the economies of these countries. While our U.S.-based businesses are not affected by tourism, these businesses could be adversely affected by a decline in the U.S. and world economies or supply chain interruptions.

“We will remain vigilant and responsive to any challenges that may arise as this global pandemic plays out. At the same time, we will continue our mission of addressing water resource challenges. This includes continuing to actively evaluate acquisition targets in North America that would expand our geographic footprint and diversify our revenue streams.”

Q1 2020 Financial Summary

Revenue increased 22% to $20.7 million from $17.0 million in the first quarter of 2019, which was driven primarily by increases of $3.0 million in the services segment, $823,000 in the manufacturing segment and $571,000 in the retail segment. The increases were partially offset by a decrease of $671,000 in the bulk segment.

The increase in service revenue was due to the addition of $3.0 million in revenue from PERC as a result of acquiring 51% of the company in late October 2019. The increase in manufacturing revenue was due to an increase in the number of orders that resulted in expanded project production activity. The increase in retail revenue was due to a 10% increase in the volume of water sold by Cayman Water due to drought-like conditions on Grand Cayman.

The decrease in bulk water revenue was due to the lower rates that came into effect in February 2019 for water supplied by the Red Gate and North Sound plants, as well as lower rates that came into effect in July 2019 for the North Side Water Works plant under the new contracts for those plants.

Gross profit for the first quarter of 2020 was $8.4 million, up 21% from $7.0 million in the same year-ago quarter.

Net income attributable to Consolidated Water stockholders for the first quarter of 2020 was $2.9 million or $0.19 per fully diluted share, down 53% from $6.2 million or $0.41 per fully diluted share in the first quarter of 2019. The decrease was due to the gain on the sale of the company’s discontinued Belize operations of approximately $3.6 million in the first quarter of 2019.

Cash and cash equivalents totaled $32.3 million as of March 31, 2020, as compared to $42.9 million as of December 31, 2019. The decrease in cash and cash equivalents was primarily due to the acquisition of the remaining 49% interest in Aerex.

Segment Results

	Three Months Ended March 31, 2020
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$7,257,432	$6,440,284	$3,114,813	$3,913,192	$20,725,721
Cost of revenue	2,986,620	4,564,580	2,273,520	2,460,680	12,285,400
Gross profit	4,270,812	1,875,704	841,293	1,452,512	8,440,321
General and administrative expenses	3,373,839	292,046	1,131,138	356,734	5,153,757
Gain (loss) on asset dispositions and impairments, net	-	200	(420)	-	(220)
Income (loss) from operations	$896,973	$1,583,858	$(290,265)	$1,095,778	3,286,344
Other income, net					169,344
Income before income taxes					3,455,688
Provision for income taxes					206,083
Net income					3,249,605
Income attributable to non-controlling interests					360,998
Net income attributable to Consolidated Water Co. Ltd. stockholders					$2,888,607

	Three Months Ended March 31, 2019
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$6,686,660	$7,111,313	$100,577	$3,089,974	$16,988,524
Cost of revenue	2,825,604	4,954,591	121,919	2,124,107	10,026,221
Gross profit	3,861,056	2,156,722	(21,342)	965,867	6,962,303
General and administrative expenses	3,117,278	261,412	485,885	513,459	4,378,034
Gain (loss) on asset dispositions and impairments, net	(2,731)	46,500	-	-	43,769
Income (loss) from operations	$741,047	$1,941,810	$(507,227)	$452,408	2,628,038
Other income, net					260,090
Income before income taxes					2,888,128
Provision for income taxes					48,959
Net income from continuing operations					2,839,169
Income from continuing operations attributable to non-controlling interests					273,908
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					2,565,261
Total income from discontinued operations					3,621,170
Net income attributable to Consolidated Water Co. Ltd. stockholders					$6,186,431

Annual General Meeting of Shareholders

The company has set August 17, 2020 as the date of its annual meeting of shareholders to be held at a time and location yet to be determined. Holders of record of the company’s stock as of June 15, 2020 will be entitled to vote at the meeting.

Conference Call

Consolidated Water management will host a conference call to discuss these results, followed by a question and answer period.

Date: Monday, May 18, 2020

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Toll-free dial-in number: 1-844-875-6913

International dial-in number: 1-412-317-6709

Conference ID: 10143041

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through May 25, 2020, as well as available for replay via the Investors section of the Consolidated Water website at www.cwco.com.

Toll-free replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 10143041

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands and operates water treatment facilities in the United States. The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) its ability to complete the project under development in Baja California, Mexico; (v) the future financial performance of its subsidiary that manufactures water treatment-related systems and products and provides design, engineering, management, operating and other services applicable to commercial, municipal and industrial water production; (vi) the collection of its delinquent accounts receivable in the Bahamas; (vii) its ability to integrate and profitably operate recently acquired subsidiary PERC Water Corporation; (viii) the possible adverse impact of the COVID-19 virus on the company’s business; and (ix) various other risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/docs/. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

David W. Sasnett

Executive Vice President and CFO

Tel (954) 509-8200

dsasnett@cwco.com

Investor Relations Contact
Ron Both, CMA
Tel (949) 432-7566
CWCO@cma.team

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$32,310,781	$42,902,669
Accounts receivable, net	25,624,783	23,229,689
Inventory	6,282,173	3,287,555
Prepaid expenses and other current assets	2,353,521	2,346,918
Costs and estimated earnings in excess of billings	1,968,324	1,675,781
Total current assets	68,539,582	73,442,612
Property, plant and equipment, net	61,239,413	61,248,979
Construction in progress	328,334	1,335,597
Inventory, non-current	4,534,074	4,404,378
Investment in OC-BVI	1,939,610	1,903,602
Goodwill	13,325,013	13,325,013
Land and rights of way held for development	24,162,523	24,162,523
Intangible assets, net	4,785,833	5,040,000
Operating lease right-of-use assets	4,043,717	4,439,212
Other assets	2,794,060	2,990,228
Total assets	$185,692,159	$192,292,144

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$4,364,590	$3,672,142
Accrued compensation	1,077,650	1,821,395
Dividends payable	1,297,703	1,292,187
Current maturities of operating leases	761,540	755,751
Current portion of long-term debt	42,211	17,753
Billings in excess of costs and estimated earnings	903,692	614,386
Total current liabilities	8,447,386	8,173,614
Long term debt	155,484	61,146
Deferred tax liabilities	1,448,306	1,529,035
Noncurrent operating leases	3,166,476	3,836,475
Net liability arising from put/call options	825,000	664,000
Other liabilities	75,000	75,000
Total liabilities	14,117,652	14,339,270
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 33,751 and 33,751 shares, respectively	20,251	20,251
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 15,114,506 and 15,049,608 shares, respectively	9,068,704	9,029,765
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	-	-
Additional paid-in capital	86,034,929	88,356,509
Retained earnings	67,951,962	66,352,733
Total Consolidated Water Co. Ltd. stockholders' equity	163,075,846	163,759,258
Non-controlling interests	8,498,661	14,193,616
Total equity	171,574,507	177,952,874
Total liabilities and equity	$185,692,159	$192,292,144

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Total revenue	$20,725,721	$16,988,524
Total cost of revenue	12,285,400	10,026,221
Gross profit	8,440,321	6,962,303
General and administrative expenses	5,153,757	4,378,034
Gain (loss) on asset dispositions and impairments, net	(220)	43,769
Income from operations	3,286,344	2,628,038

Other income (expense):
Interest income	136,440	150,185
Interest expense	(2,526)	-
Profit-sharing income from OC-BVI	10,125	6,075
Equity in the earnings of OC-BVI	25,883	13,461
Net unrealized loss on put/call options	(161,000)	(24,000)
Other	160,422	114,369
Other income, net	169,344	260,090
Income before income taxes	3,455,688	2,888,128
Provision for income taxes	206,083	48,959
Net income from continuing operations	3,249,605	2,839,169
Income from continuing operations attributable to non-controlling interests	360,998	273,908
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	2,888,607	2,565,261
Gain on sale of discontinued operations	-	3,621,170
Total income from discontinued operations	-	3,621,170
Net income attributable to Consolidated Water Co. Ltd. stockholders	$2,888,607	$6,186,431

Basic earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.19	$0.17
Discontinued operations	-	0.24
Basic earnings per share	$0.19	$0.41

Diluted earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.19	$0.17
Discontinued operations	-	0.24
Diluted earnings per share	$0.19	$0.41

Dividends declared per common and redeemable preferred shares	$0.085	$0.085

Weighted average number of common shares used in the determination of:
Basic earnings per share	15,114,506	15,020,344
Diluted earnings per share	15,268,884	15,184,435